EXHIBIT 23

 INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-8 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2001.


 /s/ DELOITTE & TOUCHE LLP

 Dallas, Texas
 June 12, 2002





























                                     EX 23-1